EXHIBIT 10.3

AMENDMENT NO. 4 TO THE

HOMEBANC CORP. 2004 DIRECTOR COMPENSATION PLAN

This Amendment No. 4 (the “Amendment”) to the HomeBanc Corp. 2004 Director Compensation Plan (the “Plan”), is hereby adopted this 13th day of December, 2006, by the Board of Directors of HomeBanc Corp. (the “Company”).

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Article 7 of the Plan, the Board of Directors of the Company has the authority to amend the Plan with respect to certain matters; and

WHEREAS, the Board of Directors has approved and authorized this Amendment;

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1. By deleting Section 2.1(i) in its entirety and replacing it with the following:

“(i) “Fair Market Value,” on any date, means (i) if the Common Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange, the mean between the bid and offered prices of the Common Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the NASDAQ Stock Market, or, if not so reported, by a generally accepted reporting service, provided that if it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.”

2. By deleting Section 6.8 in its entirety and replacing it with the following:

“6.8        ADJUSTMENTS. The adjustment provisions of the LTIP shall apply with respect to awards of Restricted Stock Units granted pursuant to this Plan.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, HomeBanc Corp., by a duly authorized officer, has executed this Amendment, this 13th day of December, 2006.

HOMEBANC CORP.

By:	/s/ CHARLES W. McGUIRE
Executive Vice President, General Counsel and Secretary